                                                                     EXHIBIT 5.1



August 28, 2000




Pop N Go, Inc.
12429 East Putnam Street
Whittier, California 90602


        Re:    ISSUANCE OF POP N GO, INC. SHARES
               PURSUANT TO CONSULTING CONTRACTS

To Whom It May Concern:

        We have acted as counsel for Pop N Go, Inc., a Delaware corporation (the "Company") in conjunction with the preparation of a Form S-8 registration statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 898,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), to be issued pursuant to the terms of certain consulting agreements (hereinafter collectively referred to as the "Plan"). Included are 50,000 shares of Common Stock to be issued to this law firm in satisfaction of $25,000 in outstanding obligations of the Company owed to this firm for legal services rendered.

        We have examined: (i) the Plan; (ii) the Form S-8 registration statement; (iii) resolutions of the Company's Board of Directors relating to the Plan; and (iv) such other documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

        The Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable, and no personal liability will attach to the ownership thereof.

        We consent to the filing of this opinion as an exhibit to the Form S-8 registration statement, and to the use of our name wherever it appears in said registration statement. In giving our consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC issued thereunder, with respect to the registration statement, or with respect to this Opinion, as an Exhibit or otherwise, nor do we consider ourselves within the category of persons whose "consent" is required by Section 7 of said Act.


/s/ The Law Offices of Davis & Associates, Inc.

THE LAW OFFICES OF DAVIS & ASSOCIATES, INC.




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